UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2023

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2023, Ares Capital Corporation (the “Company”) issued an additional $300 million aggregate principal amount of its 7.000% notes due 2027 (the “New 2027 Notes”) pursuant to a Purchase Agreement, dated November 14, 2023 (the “Purchase Agreement”), among the Company, Ares Capital Management LLC, Ares Operations LLC and BofA Securities, Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto. The New 2027 Notes were issued as additional notes under the Indenture, dated October 21, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as supplemented by the Seventeenth Supplemental Indenture, dated August 3, 2023 (the “Seventeenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), pursuant to which, on August 3, 2023, the Company issued $600 million aggregate principal amount of its 7.000% notes due 2027 (the “Existing 2027 Notes”). The New 2027 Notes are being treated as a single series with the Existing 2027 Notes under the Indenture and have the same terms as the Existing 2027 Notes. The New 2027 Notes have the same CUSIP number and are fungible and rank equally with the Existing 2027 Notes.

The New 2027 Notes were issued at a premium of 100.170% of their principal amount, resulting in estimated net proceeds, after estimated offering expenses, of approximately $298.2 million. Aggregate estimated offering expenses in connection with the offering of the New 2027 Notes, including the underwriting discount of $1.4 million, were approximately $2.3 million. The Company expects to use the net proceeds of this offering to repay certain outstanding indebtedness under its credit facilities. The Company may reborrow under its credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The New 2027 Notes will mature on January 15, 2027, and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Seventeenth Supplemental Indenture. The New 2027 Notes bear interest at a rate of 7.000% per year payable semiannually on January 15 and July 15 of each year, commencing on January 15, 2024. The New 2027 Notes are direct senior unsecured obligations of the Company.

The New 2027 Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-256733), the preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2023 and the pricing term sheet filed with the SEC on November 14, 2023.

The foregoing description of the New 2027 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventeenth Supplemental Indenture and the accompanying Form of 7.000% Notes due 2027, filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2023 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1	Purchase Agreement, dated as of November 14, 2023, among Ares Capital Corporation, Ares Capital Management LLC, Ares Operations LLC and BofA Securities, Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto

5.1	Opinion of Venable LLP

5.2	Opinion of Kirkland & Ellis LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Kirkland & Ellis LLP (contained in the opinion filed as Exhibit 5.2 hereto)

104	Cover Page Interactive Data File (embedded within Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION
Date: November 17, 2023
	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer